As filed with the Securities and Exchange Commission on August 16, 2001
                                                       Registration No. 333-____


                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                _______________

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                _______________

                      INTERCELL INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)


          NEVADA                                      84-0928627
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)

                       370 Seventeenth Street, Suite 3640
                             Denver, Colorado 80202
                                 (303) 592-1010
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                               Paul H. Metzinger
                     President and Chief Executive Officer
                      Intercell International Corporation
                       370 Seventeenth Street, Suite 3640
                             Denver, Colorado 80202
                                 (303) 592-1010
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                              With a copy sent to:
                           Robert J. Ahrenholz, Esq.
                                 Kutak Rock LLP
                       717 Seventeenth Street, Suite 2900
                            Denver, Colorado  80202
                                 (303) 297-2400
                               Fax (303) 292-7799

                        CALCULATION OF REGISTRATION FEE

 Title of each class of   Amount to be registered      Proposed maximum           Proposed maximum        Amount of registration
 securities to be                                  offering price per share   aggregate offering price            fee (2)
 registered                                                                              (1)
----------------------------------------------------------------------------------------------------------------------------------
Common stock, par value                10,418,820                         --                $2,552,610.9                     $638
 $0.001 per share
----------------------------------------------------------------------------------------------------------------------------------

(1) The amounts set forth above are estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) promulgated under the Securities Act of 1933, as amended, based on the average of the bid and asked price as of August 13, 2001.
(2) Registration Fee calculations are based on the filing fee of $250 per $1,000,000 of the securities registered.

          Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended, the prospectus included in this Registration Statement also relates to securities registered and remaining unissued under Registration Statement No. 333-604 previously filed by the Registrant (f/k/a Intercell Corporation). This Registration Statement also constitutes post-effective amendment No. 1 to Registration Statement No. 333-604.

                                PRELIMINARY NOTE

     This Registration Statement on Form S-8 (the "Registration Statement") is being filed pursuant to Rules 414 and 429, each promulgated under the Securities Act of 1933, as amended (the "1933 Act"), by Intercell International Corporation, a Nevada Corporation (the "Registrant"), the successor to Intercell Corporation, a Colorado corporation (the "Colorado Corporation"). This Registration Statement also constitutes Post-Effective Amendment No. 1 (the "Post Effective Amendment") to the Registration Statement on Form S-8 (File No. 333-604) filed January 24, 1996 by the Colorado Corporation with the Securities and Exchange Commission (the "Commission").

     The Post Effective Amendment is filed with the Commission as the result of a re-incorporation merger (the "Reincorporation") that became effective on May 15, 2001. The Reincorporation was effected by a merger of the Colorado Corporation into the Registrant, which, prior to effecting the merger, was the wholly-owned subsidiary of the Colorado Corporation.

     In connection with the Reincorporation, all of the outstanding securities of the Colorado Corporation were converted into like securities of the Registrant, with the same series designation, rights and preferences, without any action by the holders thereof. As part of the plan of merger adopted by the Colorado Corporation and the Registrant, upon the effective date of the merger, the Registrant assumed the Colorado Corporation's 1995 Compensatory Stock Option Plan (the "Plan"). Thereafter, the Registrant's securities are issuable under the Plan in lieu of securities of the Colorado Corporation.

     The Reincorporation and the assumption of the Plan by the Registrant were approved by the stockholders of the Colorado Corporation at a special meeting of stockholders held on May 14, 2001 for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act") and by unanimous written consent of the shareholders of the Registrant dated March 1, 2001.

     In accordance with paragraph (d) of Rule 414 promulgated under the 1933 Act, except as modified by this Post-Effective Amendment No. 1, the Registrant, as the successor issuer to the Colorado Corporation, hereby adopts the Registration Statement on Form S-8 filed January 24, 1996 (File No. 333-604) as its own for purposes of the 1933 Act and the 1934 Act.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          This information is omitted in accordance with Rule 428 and the introductory Note to Part I of Form S-8, each promulgated under the 1933 Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The documents listed below are hereby incorporated by reference into this Registration Statement. Information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the Securities and Exchange Commission (the "Commission") under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we file a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold.

          . Annual Report on Form 10-KSB for the fiscal year ended September 30, 2000 that was filed with the SEC on January 16, 2001;

          . Quarterly Report on Form 10-QSB for the quarter ended December 31, 2000 that was filed with the SEC on February 14, 2001; and

          . Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 that was filed with the SEC on May 14, 2001.

          . Quarterly Report on form 10QSB for the quarter ended June 30, 2001 that was filed with the SEC on August 14, 2001.



Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Not applicable.

Item 6.  Indemnification of Directors and Officers

     Article V of the Registrant's Articles of Incorporation provides that the Registrant shall indemnify its directors, officers, employees, fiduciaries and agents to the maximum extent and in accordance with the provisions of the Nevada Revised Statutes, as in effect from time to time ("Nevada Law"). Sections
78.7502 and 78.751 of Nevada Law provide generally and in pertinent part that a Nevada corporation may indemnify its directors and officers against expenses, judgements, fines and settlements actually and reasonably incurred by them in connection with any civil suit or action or any administrative or investigative proceeding, except actions by or in the right of the corporation, if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 78.7502 of Nevada Law further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Nevada corporation may indemnify its directors and officers against expenses actually and reasonably incurred by them in connection therewith, provided that they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation. Section 78.751 of Nevada Law permits a Nevada corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise and Section 78.752 of Nevada Law permits a Nevada corporation to purchase indemnity insurance or make other financial arrangements on behalf of its directors and officers.

     Article IX of the Registrant's Articles of Incorporation provides that directors shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability arising from (a) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (b) payment of unlawful distributions in violation of Section 78.300 of Nevada Law. See Item 9 "Undertakings" herein.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

The following is a complete list of Exhibits filed as part of this registration statement. Exhibit numbers correspond to the numbers in the exhibit table of
Item 601 of Regulation S-K.

   Exhibit No.                                Description
        5.01       Opinion of Kutak Rock LLP, counsel to the Registrant,
                   regarding the legality of the securities registered
       10.00       1995 Compensatory Stock Option Plan
       15.00       Ackowledgment of Gelfond Hochstadt Pangburn, P.C.
       23.01       Consent of Gelfond Hochstadt Pangburn, P.C.
       23.02*      Consent of Kutak Rock LLP
       24.00#      Power of Attorney
________________
* Included in Exhibit 5.01
# Included on page II-5 of this registration statement

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the 1933 Act;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     Provided, however, That paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on August 16, 2001.


                                       INTERCELL INTERNATIONAL
                                       CORPORATION



                                       By   /s/ Paul H. Metzinger
                                            ---------------------------------
                                            Paul H. Metzinger, President, Chief
                                            Executive Officer and Director

                               POWER OF ATTORNEY

     KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul H. Metzinger and Kevin B. Waide, and each of them, his or her true and lawful attorney-in-fact and agent with full power of substitution and re-substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as full as they might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute, lawfully may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-8 is signed by the following persons in the capacities and on the dates indicated.

                 Signature                                Title                          Date
/s/ Paul H. Metzinger                         Director, Chief Executive              August 16, 2001
--------------------------------------------  Officer, President,
Paul H. Metzinger                             Principal Financial Officer
                                              and Principal Accounting
                                              Officer

/s/ Kevin B. Waide                            Director                               August 16, 2001
--------------------------------------------
Kevin B. Waide

/s/ R. Mark Richards                          Director                               August 16, 2001
--------------------------------------------
R. Mark Richards

/s/ Mallory Smith                             Director                               August 16, 2001
--------------------------------------------
Mallory Smith

/s/ Charles E. Bauer, Ph.D.                   Director                               August 16, 2001
--------------------------------------------
Charles E. Bauer, Ph.D.

                                 Exhibit Index

   Exhibit No.                            Description
        5.01       Opinion of Kutak Rock LLP, counsel to the Registrant,
                   regarding the legality of the securities registered
       10.00       1995 Compensatory Stock Option Plan
       15.00       Acknowledgment of Gelfond Hochstadt Pangburn, P.C.
       23.01       Consent of Gelfond Hochstadt Pangburn, P.C.
       23.02*      Consent of Kutak Rock LLP
       24.00#      Power of Attorney
________________
* Included in Exhibit 5.01
# Included on page II-5 of this registration statement